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                                                               EXHIBIT 10.3 (21)

                               SEVENTH AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the
A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan").

         1. The first sentence of Section 1.8 of the Plan ("Compensation") is amended in its entirety to read as follows:

                 "Compensation" means the earnings paid to an Employee by the Participating Employers which are subject to reporting on Internal Revenue Service Form W-2, excluding, however, reimbursements for moving expenses, automobile allowances and any earnings paid to the Employee in a form other than cash.

         2. Clause (iv) of Section 2.2(a) of the Plan (relating to employees ineligible to participate) is amended in its entirety to read as follows:

                 (iv) he is a leased employee required to be treated as an Employee under Code section 414(n) or he is classified by a Participating Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees;

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         3.      Section 3.1(a) of the Plan ("Amount of Deferral
Contributions") is amended by the addition of the following sentence:

                 Effective with the first payroll period beginning on or after January 1, 1995, the amount of a Participant's Deferral Contributions will not be less than 2% nor more than 15% of his Compensation for each payroll period.

         4. Sections 3.2(a) and 3.2(b) of the Plan are amended in their entirety to read as follows:

                 (a) Amount of Matching Contributions. Prior to January 1, 1995, the Participating Employers will pay to the Trustee as a matching contribution for each Plan Year an amount equal to 50% of each Participant's Deferral Contributions, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the Plan Year (excluding Compensation earned before the Participant was eligible to participate under
         Section 2.1). Effective with the first payroll period beginning on or after January 1, 1995, the Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to 50% of each Participant's Deferral Contributions, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period. In addition, each Participating Employer may make an additional matching contribution for any Plan Year if authorized by its board of directors, but no Participating Employer will be required to make an additional matching contribution for any Plan Year. Participating Employer matching contributions may be made in cash or in shares of Company Stock or both.





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                 (b)      Calculation of Matching Contributions.  For Plan
         Years beginning before January 1, 1995, Participating Employer matching contributions initially will be calculated on the basis of Deferral Contributions and Compensation for each payroll period within the Plan Year. Except as otherwise set forth in Section 3.2(c), as of one or more dates within each Plan Year beginning before January 1, 1995, the Participating Employers will make an additional matching contribution for a Participant to the extent necessary to cause the matching contributions for such Participant for the Plan Year to be equal to the amount required by Section 3.2(a) calculated on the basis of the Participant's Deferral Contributions and Compensation for the entire Plan Year (excluding Compensation earned before the Participant was eligible to participate under Section 2.1). For Plan Years beginning on and after January 1, 1995, Participating Employer matching contributions will be calculated solely on the basis of Deferral Contributions and Compensation for each payroll period within the Plan Year.

         5. Section 3.2(d) of the Plan is amended in its entirety to read as follows:

                 (d) Participants Ineligible for Matching Contributions. Notwithstanding the foregoing provisions of this Section, (i) no matching contributions will be made for any payroll period beginning on or after April 1, 1994, with respect to any Employee who is employed by DFW Suburban Newspapers, Inc. and (ii) no matching contributions will be made for any payroll period beginning before January 1, 1995, with respect to any Employee who is employed by WWL-TV, Inc.





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         6.      Section 4.2 of the Plan is amended in its entirety to read as follows:

                 4.2 Allocation of Contributions and Forfeitures. Each Deferral Contribution made by a Participating Employer on behalf of a Participant will be allocated by the Committee to the Participant's Deferral Contribution Account. Prior to 1995, each Participating Employer matching contribution made with respect to a Plan Year and all forfeitures arising during that Plan Year will be allocated by the Committee to the Matching Contribution Accounts of Participants employed by that Participating Employer in the ratio that the Deferral Contributions made on behalf of each such Participant for the Plan Year bear to the total Deferral Contributions made on behalf of all such Participants for the Plan Year, taking into account for purposes of this ratio only Deferral Contributions that do not exceed 6% of each Participant's Compensation. Effective with the first payroll period beginning on and after January 1, 1995, each Participating Employer matching contribution made with respect to a payroll period and all forfeitures will be allocated by the Committee to the Matching Contribution Accounts of Participants employed by that Participating Employer in the ratio that the Deferral Contributions made on behalf of each such Participant for each payroll period in the Plan Year bear to the total Deferral Contributions made on behalf of all such Participants for each such payroll period, taking into account for purposes of this ratio only Deferral Contributions that do not exceed 6% of each Participant's Compensation for the payroll period.

         7. Clause (i) of Section 6.5(c) of the Plan (relating to the term of participant loans) is amended in its entirety to read as follows:





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                 (i) no loan will be for a term of longer than five years;

         8. The second sentence of Section 6.5(g) of the Plan (relating to the investment of loan repayments) is amended in its entirety to read as follows:

                 All payments with respect to a loan will be credited to the borrowing Participant's Accounts and will be invested in the investment funds under the Trust Agreement in accordance with the Participant's latest investment directions pursuant to
                 Section 3.5.

         9. Article 6 of the Plan ("Distributions to Participants") is amended by renumbering Section 6.8 as Section 6.9 and inserting the following new section immediately after Section 6.7:

                 6.8 Direct Rollovers: (a) Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993, a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee.

                          (b) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments





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         (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Section 401(a)(9) of the Code, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (c) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that is a defined contribution plan within the meaning of Section 414(i) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                          (d) A Distributee includes a Participant, the Participant's Spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

         10. The last sentence of Section 10.2(n) of the Plan (relating to the definition of Includable Compensation for purposes of the annual addition limitations under Code section 415) is deleted and replaced by the following sentences:

         The annual Includable Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed





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         $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 and $150,000 limits set forth in the preceding sentence, if an Employee is a Highly Compensated Employee who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section 10.2(n), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question.

         11. Section 10.2(u) of the Plan (relating to the definition of "Compensation" for discrimination testing purposes) is amended in its entirety to read as follows:

                 (u)      "Compensation" means the wages as defined in Code
         section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred





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         arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 and $150,000 limits set forth in the preceding sentence, if an Employee is a Highly Compensated Employee who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section 10.2(u), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question.

         12. Section 16.7 of the Plan is amended in its entirety to read as follows:

                 16.7 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of





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         limitations, but without giving effect to the principles of conflicts of laws of such State.

         13. Appendix A to the Plan ("Participating Employers") is amended to delete Dallas - Ft. Worth Suburban Newspapers, Inc. as a Participating Employer as of April 1, 1994, and to add as Participating Employers the following Controlled Group Members: Belo Production, Inc. (as of April 1,
1994); DFW Printing Company, Inc. (as of April 1, 1994); DFW Suburban Newspapers, Inc. (for the period beginning on April 1, 1994, and ending on December 31, 1994); and WWL-TV, Inc. (as of June 1, 1994).

         14. The amendments set forth in paragraphs 1, 2, 3, 4, 5, 6 and 12 will be effective as of January 1, 1995. The amendments set forth in paragraph 7, 8 and 9 will be effective as of January 1, 1993. The amendment set forth in paragraphs 10 and 11 will be effective as of January 1, 1994. The amendment set forth in paragraph 13 will be effective as of April 1, 1994.

         Executed this 14th day of December, 1994.


                             A. H. BELO CORPORATION



                            By /s/ Michael J. McCarthy
                               _______________________





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